UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2008

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into A Material Definitive Agreement

On June 4, 2008, we amended the Master Cell Banking and Cryopreservation Agreement (the “Banking Agreement”) with Green Hospital Supply, Inc. (“GHS”), dated August 13, 2007.  The original Banking Agreement provided for GHS to establish Banking facilities in the Territory of Japan.  The amended Banking Agreement expands the Territory to include the countries of Japan, Korea, Thailand and the Province of Taiwan, and provides updated diligence requirements for the Territory.  The term of the amended Banking Agreement will end on August 13, 2017 as it relates to Japan, and on May 1, 2012 as it relates to Korea, Thailand and Taiwan.  All other provisions of the Banking Agreement remain materially unchanged.

GHS holds 3,000,000 shares of Cytori common stock, or 11.49% of our issued and outstanding shares as of June 4, 2008.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                                     Description

10.48.1                             Amendment No. 1 to Master Cell Banking and Cryopreservation Agreement, effective June 4, 2008, between us and Green Hospital Supply, Inc.

99.1                                      Cytori Therapeutics, Inc. Press Release, dated June 6, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: June 10, 2008	By: /s/ Mark E. Saad
Mark E. Saad
Chief Financial Officer

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